Exhibit 10.1

Performance Stock Unit Award #___

CONSTRUCTION PARTNERS, INC.
2018 EQUITY INCENTIVE PLAN

PERFORMANCE STOCK UNIT AWARD GRANT NOTICE

Pursuant to this Performance Stock Unit Award Grant Notice (this “Notice of Grant”), you (the “Participant”) are hereby granted a Performance Stock Unit Award (the “Award”) by Construction Partners, Inc., a Delaware corporation (the “Company”) under the Construction Partners, Inc. 2018 Equity Incentive Plan (the “Plan”), as set forth below. Each Performance Stock Unit (a “PSU”) subject to the Award has a notional value equivalent to one share of the Company’s Common Stock for purposes of determining the number of Shares subject to the Award.
The Award is subject to all the terms and conditions set forth in this Notice, the Plan, and the Performance Stock Unit Agreement, attached hereto as Exhibit A (the “Award Agreement”), each of which are incorporated by reference into this Notice of Grant. Capitalized terms that are not defined in the Notice of Grant shall have the meanings given to them in the Award Agreement, and if not defined in the Award Agreement, the meanings given to them in the Plan.

Name of Participant:
Address of Participant:
Target Number of PSUs:	__________ (the “Target PSUs”); provided that the actual number of PSUs that are granted and eligible to vest is up to 172.5% of the Target PSUs (or __________ PSUs).
Date of Grant:
Acceptance Expiration Date:	15 days after the Participant’s receipt of this Notice of Grant.
Vesting Schedule:
Except as specifically provided in the Award Agreement and subject to the restrictions and conditions set forth in the Plan, the PSUs shall vest on the Vesting Date (as defined on Schedule 1 to this Notice of Grant, attached hereto, which is incorporated by reference into this Notice of Grant), based upon the achievement of the performance goals set forth on Schedule 1 (the “Performance Vesting Conditions”).

By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of this Notice of Grant and the accompanying Award Agreement and the Plan (each incorporated herein by this reference as if set forth in full in this document). By executing this Notice of Grant, you hereby irrevocably elect to accept the Award granted under this Notice of Grant and the related Award Agreement and to receive the PSUs designated above subject to the terms of the Plan, this Notice of Grant and the Award Agreement.

You acknowledge and agree that this Award does not constitute an express or implied promise of your continued engagement as an employee, officer, director or other service provider for the vesting period, for any period, or at all, and shall not interfere with your right or the Company’s right to terminate your employment or service relationship with the Company or any Affiliate at any time, with or without Cause.
You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Award.

This Notice of Grant may be executed in duplicate counterparts, the production of either of which shall be sufficient for all purposes for the proof of the binding terms of this Award.

PARTICIPANT Name: _______, an individual Dated: ______________________________	CONSTRUCTION PARTNERS, INC. By: Title: Dated: _______________________________

SCHEDULE 1

CONSTRUCTION PARTNERS, INC.
2018 EQUITY INCENTIVE PLAN

PERFORMANCE VESTING CONDITIONS

Performance Period:	October 1, 20__ – September 30, 20__.

Performance Goals:
For the Performance Period, there are two separate performance goals, along with an achievement modifier (the “Performance Goals”): (i) the compound aggregate revenue growth rate over the Performance Period (the “Revenue Growth Rate”);(1) and (ii) the average annual Adjusted EBITDA margin over the Performance Period (the “Adjusted EBITDA margin”),(2) as set forth below. The target Revenue Growth Rate for the Performance Period is ____ (the “Revenue Growth Target”) and the target average Adjusted EBITDA margin for the Performance Period is ____ (the “Adjusted EBITDA Margin Target”). The achievement of the Performance Goals shall be modified by the total shareholder return (“TSR”) ranking of the Company against the Russell 2000 Index over the Performance Period (the “Relative TSR”).

Vesting Date:	The “Vesting Date” shall be the date on which the Administrator determines for the Performance Period (i) the actual achievement of the Revenue Growth Rate for the Performance Period, (ii) the actual achievement of the average Adjusted EBITDA margin for the Performance Period, and (iii) the actual achievement of the Relative TSR, which shall occur within sixty (60) days following the end of the Performance Period, provided that you are employed by or providing services to the Company or an Affiliate on such date.

Vesting Schedule:	Fifty percent (50%) of the Target PSUs (the “Revenue Target PSUs”) will be eligible to vest based on the achievement of Revenue Growth Rate as it compares to the Revenue Growth Target, as set forth in the first chart below, and fifty percent (50%) of the Target PSUs (the “Adjusted EBITDA Margin Target PSUs”), will be eligible to vest based on the achievement of average Adjusted EBITDA margin as it compares to the Adjusted EBITDA Margin Target, as set forth in the second chart below. The number of PSUs eligible to vest based on the achievement of the Revenue Growth Rate and Adjusted EBITDA margin Performance Goals (i.e., the Preliminary Vested PSUs (as defined below)) shall be adjusted upward or downward by up to fifteen percent (15%) based on the TSR Modifier (as defined below), as set forth in the third chart below.

Revenue Growth Rate:

The percentage of the Revenue Target PSUs that may vest on the Vesting Date (the “Revenue Vested PSUs”) is based on the actual Revenue Growth Rate versus the Revenue Growth Target (expressed as a percentage, rounded to two decimal places), as set forth below:

Performance Level	Revenue Growth Rate vs. Revenue Growth Target	Payout % / Revenue Vested PSUs (3)
Below Threshold	< ____%	0% of Revenue Target PSUs
Threshold	____%	75% of Revenue Target PSUs
Target	100%	100% of Revenue Target PSUs
Maximum	> ___%	150% of Revenue Target PSUs

Adjusted EBITDA Margin:

The percentage of the Adjusted EBITDA Margin Target PSUs that may vest on the Vesting Date (the “Adjusted EBITDA Margin Vested PSUs”) is based on the actual average Adjusted EBITDA margin versus the Adjusted EBITDA Margin Target (expressed as a percentage, rounded to two decimal places), as set forth below:

Performance Level	Adjusted EBITDA Margin vs. Adjusted EBITDA Margin Target	Payout % / Adjusted EBITDA Margin Vested PSUs (4)
Below Threshold	< ____%	0% of Adjusted EBITDA Margin Target PSUs
Threshold	____%	75% of Adjusted EBITDA Margin Target PSUs
Target	100%	100% of Adjusted EBITDA Margin Target PSUs
Maximum	> ___%	150% of Adjusted EBITDA Margin Target PSUs
TSR Modifier:
The Revenue Vested PSUs and Adjusted EBITDA Margin Vested PSUs collectively are referred to herein as the “Preliminary Vested PSUs.”

The Preliminary Vested PSUs determined above shall be adjusted upward or downward by up to fifteen percent (15%) based on the Company’s Relative TSR ranking against the Russell 2000 Index over the Performance Period, provided that the Company’s TSR must be positive in order for any upward adjustment to be made (the “TSR Modifier”), as set forth in the chart below (such Preliminary Vested PSUs, as adjusted by the TSR Modifier, shall be referred to herein as, the “Vested PSUs”). (5)

The Administrator shall calculate the TSR for the Company and each company within the Russell 2000 Index (an “Index Company”) (expressed as a percentage, rounded up or down to the nearest whole number). The Company and each Index Company shall be ranked from lowest to highest based on the TSR of each company. The percentile rank of the Company’s TSR will be determined relative to the TSR ranking of each Index Company (expressed as a percentage, rounded up or down to the nearest whole number) (the “Company’s Rank”). The Company’s Rank will then be utilized to determine the TSR Modifier, as set forth below:

Company’s Rank vs. Russell 2000 Index (Percentile)	TSR Modifier (6)
25th Percentile or Below	-15%
50th Percentile	0%
75th Percentile or Above	+15%

* If the absolute TSR of the Company is negative over the Performance Period, then the TSR Modifier shall be capped at 0%.

Forfeiture:	Except as otherwise provided herein, vesting will cease upon your termination of Continuous Service prior to the Vesting Date and the unvested portion of the Award will immediately terminate and be forfeited.

Retirement:	Notwithstanding the foregoing, in the event of your termination of Continuous Service due to your Retirement (as defined below) on or after the first anniversary of the Date of Grant but prior to the Vesting Date, the PSUs shall remain outstanding and eligible for vesting on the Vesting Date based on the actual achievement of the Performance Goals (as modified by the TSR Modifier), and pro-rated based on a fraction, determined by the number of completed days of service from beginning of the Performance Period through the date of your Retirement over the total number of days in the Performance Period. Any PSUs that do not vest on the Vesting Date shall terminate and be forfeited as of the Vesting Date. For purposes of this Award, the term “Retirement” shall mean your termination of Continuous Service on or after your attainment of (i) age sixty-seven (67) and (ii) fifteen (15) years of service with the Company or any Affiliate; provided, however, that if at any time the Administrator determines that your termination of Continuous Service should be a Termination of Service for Cause, then your termination of service will no longer be due to your Retirement and all PSUs shall immediately be forfeited, and no longer eligible for vesting on the Vesting Date.

(1) For purposes of this Schedule 1, Revenue Growth Rate shall mean the rate of increase in total gross revenues of the Company and its consolidated Subsidiaries over the Performance Period, based on reported GAAP figures, calculated as follows:
Revenue Growth Rate = [(Ending year total revenue (i.e., fiscal year ending 9/30/20__) - Starting year total revenue (i.e., fiscal year ending 9/30/20__)) ^ (1/3)] – 1
(2) For purposes of this Schedule 1, Adjusted EBITDA margin shall mean the average annual Adjusted EBITDA margin over the Performance Period, based on reported GAAP figures, calculated as follows:
Average Adjusted EBITDA margin = (Year 1 Adjusted EBITDA Margin + Year 2 Adjusted EBITDA Margin + Year 3 Adjusted EBITDA Margin) / 3
For purposes of the foregoing calculation, Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenues for the applicable period. Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) equity-based compensation expense, (v) loss on the extinguishment of debt, (vi) certain management fees and expenses and (vii) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company’s core operations.
(3) The Payout % determining the number of Revenue Vested PSUs will be interpolated for performance between each Performance Level (rounded to two decimal places). For the avoidance of doubt, there will be no payout and no Revenue Vested PSUs if the performance level set forth above is less than ___% of the Revenue Growth Target.
(4) The Payout % determining the number of Adjusted EBITDA Margin Vested PSUs will be interpolated for performance between each Performance Level (rounded to two decimal places). For the avoidance of doubt, there will be no payout and no Adjusted EBITDA Margin Vested PSUs if the performance level set forth above is less than ___% of the Adjusted EBITDA Margin Target.
(5) For purposes of this Award, the TSR for the Company and the Russell 2000 Index shall be calculated by the following formula:
TSR = [(Ending Price – Beginning Price + Reinvested Dividends) ÷ Beginning Price] x 100%.
For purposes of the foregoing formula, the following terms shall have the following meanings:
“Beginning Price” means the average closing price of the Company’s Common Stock or the common stock of the companies within the Russell 2000 Index, as applicable, during the thirty (30) Trading Day period ending on September 30, 20__.
“Ending Price” means the average closing price of the Company’s Common Stock or the common stock of the companies within the Russell 2000 Index, as applicable, during the final thirty (30) Trading Days of the Performance Period (or earlier date if the Performance Period is shortened pursuant to the terms set forth herein). Notwithstanding the foregoing, if the Performance Period is shortened as of the date of a Change in Control of the Company, the Ending Price for the Company shall be based on the consideration received in connection with such Change in Control.
“Reinvested Dividends” means the dividends which are paid by the Company (or the member of the Russell 2000 Index) to its shareholders, assuming such dividends are reinvested in the applicable company, through the Performance Period (or earlier date if the Performance Period is shortened pursuant to the terms set forth herein).
“Trading Day” means a day on which trading in the common stock generally occurs on the principal U.S. national or regional securities exchange on which the common stock is then listed or, if the common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the common stock is then traded.
(6) The TSR Modifier will be interpolated for Relative TSR performance between the 25th Percentile and the 50th Percentile and between the 50th Percentile and the 75th Percentile (based on whole percentages).

EXHIBIT A

CONSTRUCTION PARTNERS, INC.
2018 EQUITY INCENTIVE PLAN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

This Performance Stock Unit Award Agreement (the “Award Agreement”) is entered into on the Date of Grant, subject to the Participant’s acceptance of the terms of the Award Agreement evidenced by the Participant’s signature on the Performance Stock Unit Award Grant Notice accompanying this Award Agreement (the “Notice of Grant”), by and between Construction Partners, a Delaware corporation (the “Company”), and the Participant named in the Notice of Grant.
Under the Construction Partners, Inc. 2018 Equity Incentive Plan (the “Plan”), the Administrator has authorized the grant to the Participant of the Award under the terms and subject to the conditions set forth in this Award Agreement and the Plan. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings given to them in the Notice of Grant, and if not defined in the Notice of Grant, the meanings ascribed to them in the Plan.
NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained in this Award Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.    Basis for Award. This Award is granted under the Plan for valid consideration provided to the Company by the Participant. By the Participant’s execution of the Notice of Grant, the Participant agrees to accept the Award granted under the Notice of Grant and this Award Agreement and to receive the PSUs designated in the Notice of Grant subject to the terms of the Plan, the Notice of Grant and this Award Agreement.
2.    PSUs. Each PSU represents the right to receive a Share on the Vesting Date. Unless and until the PSUs vest, the Participant will have no right to receive Shares under such PSUs. Prior to actual distribution of Shares pursuant to any vested PSUs, such PSUs will represent an unsecured obligation of the Company.
3.    Vesting. Subject to Paragraph 4 hereof and to any other relevant Plan provisions, the PSUs granted under the Award will vest according to the vesting schedule specified in the Notice of Grant (such PSUs that become vested, the “Vested PSUs”).
4.    Forfeiture upon Termination of Continuous Service. Except as provided in the Notice of Grant, if the Participant has a termination of Continuous Service for any or no reason prior to vesting, the PSUs that have not vested (the “Unvested PSUs”) will thereupon be terminated and forfeited at no cost to the Company, and the Participant will have no rights with respect to any Unvested PSUs so forfeited and terminated.
5.    Conversion and Payment After Vesting. Subject to Paragraph 16(i) hereof, any PSUs that vest in accordance with Paragraph 3 and become Vested PSUs will be converted into Shares and paid to the Participant (or in the event of the Participant’s death, to his or her estate) on or as soon as practicable after, the Vesting Date (but in any event, within sixty (60) days of the date on which the PSUs vest).
6.    Tax Withholding.
(a)    As a condition to the conversion and payment of any Vested PSUs, the Participant must pay to the Company any federal, state or local taxes required by law to be withheld with respect to the PSUs that vest. In addition to the Company’s right to withhold from any compensation paid to the Participant by the Company, the Participant may provide for payment of withholding taxes in full by cash or check or, if the Administrator permits, by one or more of the alternative methods of payment set forth in the Plan.
(b)    Notwithstanding the forgoing, the Participant may satisfy any federal, state or local tax withholding obligation relating to the conversion and payment of any Vested PSUs under this Award by (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company), authorizing the Company to withhold a number of shares of Common Stock from the Shares otherwise issuable to the Participant as a result of the conversion and payment of any Vested PSUs under this Award, the Fair Market Value of which does not exceed either the maximum statutory tax rates in the Participant’s applicable jurisdictions or the amount of tax required to be withheld by law, and in which case the Award will be surrendered and cancelled with respect to the number of Shares retained by the Company (provided that to the extent such direction would result in the Company withholding fractional Shares, the number of Shares to be withheld will be rounded down to the nearest whole and the Participant must pay the remainder of the withholding obligation in cash or by certified or bank check).
7.    Payments After Death. Any delivery of Shares to be made to the Participant under this Award Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
8.    Rights as a Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any PSUs unless and until the date of issuance of any Shares under the Plan for Vested PSUs. Except as otherwise provided in Paragraph 11, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of any Shares subject to the Award. The Participant agrees to execute any documents requested by the Company in connection with the issuance of any Shares.
9.    Compliance with Laws and Regulations. The issuance and transfer of Common Stock is subject to the Company’s and the Participant’s full compliance, to the satisfaction of the Company and its counsel, with all applicable requirements of federal, state and foreign securities laws and with all applicable requirements of any securities exchange on which the Common Stock may be listed at the time of such issuance or transfer. Any determination in this connection by the Administrator shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.
10.    Regulatory Restrictions on Issuance of Shares. Notwithstanding the other provisions of this Agreement, if at any time the Company determines, in its sole discretion, that the listing, registration or qualification of Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Participant understands that the Company shall be under no obligation to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any Shares, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.
11.    Adjustments. The number of Shares covered by the Award shall be subject to adjustment in accordance with Section 14 of the Plan.
12.    No Right to Continued Service. Nothing in this Award Agreement or in the Plan imposes or may be deemed to impose, by implication or otherwise, any limitation on any right of the Company or its Affiliates to terminate the Participant’s Continuous Service at any time.
13.    Compliance with Securities Laws. The Participant understands and acknowledges that, notwithstanding any other provision of the Award Agreement to the contrary, the conversion of Vested PSUs and the issuance of Shares is expressly conditioned on compliance with the Securities Act and all applicable federal, state and foreign securities laws. The Participant agrees to cooperate with the Company to ensure compliance with such laws.
14.    Representations and Warranties of the Participant. The Participant represents and warrants to the Company as follows:
(a)    Acknowledgment and Agreement to Terms of the Plan. The Participant acknowledges receipt of a copy of the Plan, the Notice of Grant, this Award Agreement and the prospectus dated April 1, 2018 covering the Shares reserved for issuance under the Plan. The Participant has read and understands the terms of the Plan, the Notice of Grant and this Award Agreement, and agrees to be bound by their terms and conditions. The Participant acknowledges that there may be adverse tax consequences on the vesting and conversion of PSUs or the disposition of the Shares following conversion, and that the Participant should consult a tax advisor before such time.
(b)    Investment Representation. Unless the Shares are issued to the Participant in a transaction registered under applicable federal and state securities laws, the Participant represents and warrants to the Company that all Shares which may be issued hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Shares are issued to the Participant in a transaction registered under the applicable federal and state securities laws, at the option of the Company, a stop-transfer order against the Shares may be placed on the official stock books and records of the Company, and a legend indicating that such Shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Company may require such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws.
(c)    Rule 144. The Participant understands that Rule 144 under the Securities Act may indefinitely restrict transfer of the Common Stock if the Participant is an “affiliate” of the Company (as defined in Rule 144), or for up to one year if “current public information” about the Company (as defined in Rule 144) is not publicly available regardless of whether the Participant is an affiliate of the Company.
(d)    Compliance with Laws. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to issue any Shares to the Participant if the issuance of such Shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Administrator shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.
15.    Stop-Transfer Orders
(a)    Stop-Transfer Instructions. To ensure compliance with the restrictions imposed by this Award Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own Common Stock, it may make appropriate notations to the same effect in its own records.
(b)    Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of this Award Agreement; or (ii) to treat as owner of the Shares, or to accord the right to vote or pay dividends to, any purchaser or other transferee to whom the Shares have been transferred.
16.    General Terms.
(a)    Interpretation. Any dispute regarding the interpretation of the Notice of Grant, this Award Agreement or the Plan must be submitted by the Participant or the Company to the Administrator for review. The Administrator’s resolution of such dispute will be final and binding on the Company and the Participant. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Notice of Grant.
(b)    Entire Agreement. The Plan and the Notice of Grant are incorporated in this Award Agreement by reference, and the Participant hereby acknowledges that a copy of each has been made available to the Participant. This Award Agreement, the Notice of Grant and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. Each party to this Agreement and the Notice of Grant acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement, the Notice of Grant or the Plan and that any agreement, statement, or promise that is not contained in this Agreement, the Notice of Grant or the Plan shall not be valid or binding or of any force or effect. In the event of a conflict or inconsistency between the terms and conditions of this Award Agreement, the Notice of Grant and the Plan, the Plan will govern.
(c)    Claims. The Participant’s sole remedy for any Claim (as defined below) shall be against the Company, and the Participant shall not have any claim or right of any nature against any Affiliate of the Company or any stockholder or existing or former director, officer or employee of the Company or any Affiliate. The foregoing individuals and entities (other than the Company) shall be third-party beneficiaries of this Agreement for purposes of enforcing the terms of this Paragraph 16(c). For purposes of this Agreement, the term “Claim” means any claim, liability or obligation of any nature, arising out of or relating to the Plan or an alleged breach of the Plan, the Award Agreement or the Notice of Grant.
(d)    Modification. The Notice of Grant and this Award Agreement may be modified only in writing signed by both parties; provided, however, that the Company may change or modify this Agreement or the Notice of Grant without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with any applicable laws, including, without limitation (i) compliance with or exemption from the requirements of Section 409A (as defined below), (ii) compliance with any federal or state securities laws, or (iii) compliance with the rules of any exchange or inter-dealer quotation system on which the Company’s Shares are listed or quoted. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.
(e)    Notices. Any notice required under this Award Agreement to be delivered to the Company must be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant must be in writing and addressed to the Participant at the address indicated on the Notice of Grant or to such other address as the Participant designates in writing to the Company. All notices will be deemed to have been delivered: (i) on personal delivery, (ii) five days after deposit in the United States mail by certified or registered mail (return receipt requested), (iii) two business days after deposit with any return receipt express courier (prepaid), or (iv) one business day after transmission by fax or email.
(f)    Award Is Not Transferable. Except to the limited extent provided in Paragraph 7, the Award and the rights and privileges conferred hereby may not be transferred, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or hypothecated in any way (whether by operation of law or otherwise)) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the Award and the rights and privileges conferred hereby immediately will become null and void.
(g)    Successors and Assigns. The Company may assign any of its rights under this Award Agreement. This Award Agreement will be binding on and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Award Agreement is binding on the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors and assigns.
(h)    Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.
(i)    Section 409A. The Award is intended to be exempt from or comply with the requirements of Section 409A of the Code and the rules and regulations issued thereunder (“Section 409A”) and shall be construed accordingly. Notwithstanding any other provision of this Agreement, the Notice of Grant, or the Plan to the contrary, with respect to any payments and benefits to which Section 409A applies, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death.
(j)    Recovery of Compensation. In accordance with Section 16(k) of the Plan, the Company may recoup all or any portion of any Shares or cash paid to the Participant in connection with the Award, as set forth in therein and in the Company’s clawback policies, as in effect from time to time.
(k)    Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.
(l)    Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.
(m)    Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.
(n)    Governing Law. This Award Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Award Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.